Exhibit 99.1

For Immediate Release

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	Meghan Feeks
Argot Partners
212.600.1902
meghan@argotpartners.com

ENZON REPORTS 2nd QUARTER 2011 RESULTS

PISCATAWAY, NJ – August 4, 2011 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced its financial results for the second quarter of 2011. For the second quarter of 2011, Enzon reported a loss from continuing operations of $7.1 million, or $0.13 diluted loss per share, as compared to a loss from continuing operations of $5.6 million, or $0.09 diluted loss per share, for the second quarter of 2010.

Second Quarter 2011 and Recent Highlights

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In May, Enzon appointed Ana I. Stancic Senior Vice President, Finance and Chief Financial Officer of the Company. Ms. Stancic will oversee Enzon’s financial planning, strategy and controls as well as its investor relations and information technology functions.

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At the 2011 American Association of Cancer Research (AACR) Annual Meeting in April, Enzon presented data from preclinical and clinical studies of four investigational messenger RNA (mRNA) antagonists, demonstrating the compounds’ potential to inhibit key tumor targets that antibodies and small molecules have limited ability to control and access.

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In April, the Company received notice that the U.S. Food and Drug Administration (FDA) granted firtecan pegol (EZN-2208) orphan drug designation for the treatment of neuroblastoma. Orphan drug designation provides for marketing exclusivity for that indication in the U.S., an expedited review process, a reduction in associated application fees and certain other benefits.

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During the second quarter of 2011, Enzon repurchased 5.1 million shares of outstanding common stock, totaling $54.8 million. As of June 30, 2011, the Company had purchased a total of 9.0 million shares of outstanding common stock at a cumulative cost of $96.7 million.

Summary of Financial Results

Research and Development

The Company’s pipeline research and development expenses were unchanged at $10.1 million for the three months ended June 30, 2011 and 2010. The pipeline consists of the following clinical programs: PEG-SN38 and the mRNA antagonists Hypoxia-Inducible Factor-1α (HIF-1α), Survivin and Androgen Receptor (AR). In addition, the Company has other novel LNA targets in various stages of preclinical research. Included in the 2010 total was a $1.0 million milestone expense related to the HER3 mRNA antagonist. During the second quarter of 2011, the Company decided not to pursue development of three mRNA antagonists and has therefore returned these early stage LNA targets to Santaris in accordance with our license agreement.

As announced in May, Enzon will discontinue its PEG-SN38 (EZN-2208) clinical program in metastatic colorectal cancer (mCRC) following the conclusion of its Phase II study. The Company will continue to enroll studies for other PEG-SN38 programs, which include a Phase II study in metastatic breast cancer that is nearing full enrollment and a Phase I study in pediatric solid tumors. In addition, the National Cancer Institute (NCI) is sponsoring a Phase I study of PEG-SN38 in combination with Avastin® (bevacizumab injection) in solid tumors.

Revenues

Royalty Revenue

Revenues received from the Company’s royalty products for the three months ended June 30, 2011 were $9.2 million, as compared to $10.6 million for the three months ended June 30, 2010. Royalties on PEGINTRON, marketed by Merck & Co., Inc., continue to comprise the majority of the Company’s royalty revenue and a reported decline in sales of PEGINTRON accounted for essentially all of the decrease in royalty revenue.

General and Administrative

General and administrative expenses decreased approximately 20 percent to $4.6 million for the three months ended June 30, 2011, as compared to $5.8 million for the three months ended June 30, 2010. The decrease is due in large part to management’s efforts to contain costs and reduce the overhead necessary to support the current size and structure of the Company. Enzon continues to identify and implement efficiencies to reduce ongoing general and administrative expenses. Meanwhile, the effects of the fourth-quarter 2010 restructuring and the first-quarter 2011 consolidation of facilities at the Company’s Piscataway location are expected to generate further savings over the remainder of 2011.

Contracted Services

As part of the sale of its specialty pharmaceutical business, Enzon agreed to continue to assist in the development of the next-generation Adagen and Oncaspar programs on a contracted basis. In addition, Enzon agreed to perform ongoing general, administrative, and selling services as requested by the purchaser. The transition service agreement supporting these activities provides for Enzon to be reimbursed at cost plus an additional mark-up for all expenses incurred. The level of these activities has diminished substantially over the period subsequent to the sale of the specialty pharmaceutical business and should decline significantly from 2010 levels throughout the remainder of 2011.

Cash and Investments

Total cash reserves, which include cash, cash equivalents, short-term investments and marketable securities, were $362.3 million as of June 30, 2011, as compared to $460.1 million as of December 31, 2010. During the second quarter of 2011, the Company expended approximately $54.8 million to purchase 5.1 million shares of its outstanding common stock. Since the inception of a share repurchase program in December 2010 to purchase up to $200 million of its common stock, the Company has purchased a total of 9.0 million shares of its outstanding common stock for a cumulative cost of $96.7 million through June 30, 2011.

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company dedicated to the research and development of innovative therapeutics for cancer patients with high unmet medical needs. Enzon’s drug-development programs utilize two platforms - Customized PEGylation Linker Technology (Customized Linker Technology®) and third-generation mRNA-targeting agents utilizing the Locked Nucleic Acid (LNA) technology. Enzon currently has four compounds in human clinical development and multiple novel LNA targets in preclinical research. Enzon receives royalty revenues from licensing arrangements with other companies related to sales of products developed using its proprietary Customized Linker Technology. Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward Looking Statements

There are forward-looking statements contained herein, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from the future results, events or developments indicated in such forward-looking statements. Such factors include but are not limited to the timing, success and cost of clinical studies for Enzon’s product candidates, the ability to obtain regulatory approval of Enzon’s product candidates, Enzon’s ability to obtain the funding necessary to develop its product candidates, market acceptance of and demand for Enzon’s product candidates, and the impact of competitive products, pricing and technology. A more detailed discussion of these and other factors that could affect results is contained in Enzon’s filings with the U.S. Securities and Exchange Commission, including Enzon’s most recent Annual Report on Form 10-K for the year ended December 31, 2010. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.

ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,

	2011	2010

Revenues:
Royalties	$9,172	$10,588
Contract research and development	231	2,602
Miscellaneous revenue	196	527

Total revenues	9,599	13,717

Operating expenses:
Research and development – pipeline	10,061	10,131
Research and development – specialty and contracted services	184	1,759
General and administrative	4,627	5,772
General and administrative – contracted services	54	421
Restructuring charge	674	710

Total operating expenses	15,600	18,793

Operating loss	(6,001)	(5,076)

Other income (expense):
Investment income, net	386	811
Interest expense	(1,479)	(1,480)
Other, net	31	(31)

Total other expense	(1,062)	(700)

Loss from continuing operations, before income tax expense (benefit)	(7,063)	(5,776)
Income tax expense (benefit)	5	(205)

Loss from continuing operations	(7,068)	(5,571)
Loss from discontinued operations, net of income tax	—	(51)

Net loss	$(7,068)	$(5,622)

Loss per common share
Basic and diluted	$(0.13)	$(0.09)

Weighted average shares – basic and diluted	53,054	60,849

ENZON PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2011	December 31, 2010

ASSETS

Current assets:
Cash and cash equivalents	$317,867	$397,530
Short-term investments	41,083	31,170
Other current assets	4,189	5,916

Total current assets	363,139	434,616

Property and equipment, net	19,485	21,574
Marketable securities	3,316	31,394
Other assets	759	1,273

Total assets	$386,699	$488,857

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,430	$4,192
Accrued expenses and other	11,050	14,195

Total current liabilities	12,480	18,387

Notes payable	134,499	134,499
Other liabilities	4,266	4,114

Total liabilities	151,245	157,000

Stockholders’ equity	235,454	331,857

Total liabilities and stockholders’ equity	$386,699	$488,857

Common shares outstanding	50,632	58,818